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                           ALBANY INTERNATIONAL CORP.
                                   EXHIBIT 11
    SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER SHARE

                         (in thousands, except per share data)



PRIMARY EARNINGS PER SHARE:

                                                                      For the three months
                                                                         ended March 31,
                                                                    1995 (1)         1994 (1)
                                                                -------------     -------------
Common stock outstanding at end of period                          30,059,992       29,923,010

Adjustments to ending shares to arrive at
  weighted average for the period:
    Shares contributed to E.S.O.P. (2)                                (49,514)         (21,743)
    Shares issued under option (2)                                      -               (6,667)
    Treasury shares purchased (2)                                      35,666            -
                                                                -------------     -------------
Weighted average number of shares                                  30,046,144       29,894,600
                                                                -------------     -------------
                                                                -------------     -------------

Net income                                                             $7,689           $3,653
                                                                -------------     -------------
                                                                -------------     -------------

Net income per share (3)                                                $0.26            $0.12
                                                                -------------     -------------
                                                                -------------     -------------


      (1) Includes Class A and Class B Common Stock

      (2) Calculated as follows:
             number of shares multiplied by the reciprocal of the number of days outstanding (or the number of days held in treasury) divided by the number of days in the period

           SHARES CONTRIBUTED TO E.S.O.P.:

           January 31, 1994      10,831 * (30/90)                       3,610
           February 28, 1994      11,120 * (58/90)                      7,166
           March 31 1994      11,090 * (89/90)                         10,967
                                                                --------------
                                                                       21,743
                                                                --------------
                                                                --------------

           January 31, 1995        12,346 * (30/90)                     4,115
           February 23, 1995           656 * (53/90)                      386
           February 28, 1995       13,324 * (58/90)                     8,587
           February 28, 1995       37,040 * (58/90)                    23,870
           March 31, 1995            12,697 * (89/90)                  12,556
                                                                --------------
                                                                       49,514
                                                                --------------
                                                                --------------
          SHARES ISSUED UNDER OPTION:

           March 22, 1994            7,500 * (80/90)                    6,667
                                                                --------------
                                                                --------------

          TREASURY SHARES PURCHASED:

           February 16, 1995       15,000 * (46/90)                     7,666
           March 14, 1995             35,000 * (72/90)                 28,000
                                                                --------------
                                                                       35,666
                                                                --------------
                                                                --------------


   (3) Dilutive common stock equivalents are not material and therefore are not included in the calculation of primary earnings per common share.


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                              ALBANY INTERNATIONAL CORP.
                                    EXHIBIT 11
    SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER SHARE

                          (in thousands, except per share data)

FULLY DILUTED EARNINGS PER SHARE:


                                                                       For the three months
                                                                          ended March 31,

                                                                      1995             1994
                                                                 -------------     ------------
Weighted average number of shares                                  30,046,144       29,894,600

Incremental shares of unexercised options (4)                         259,133          323,889

Convertible shares of subord. debentures (5)                        5,712,450            -
                                                                 -------------     ------------
Adjusted weighted average number of shares                         36,017,727       30,218,489
                                                                 -------------     ------------
                                                                 -------------     ------------

Net income (including after-tax income adjustment) (5)                 $9,114           $3,653
                                                                 -------------     ------------
                                                                 -------------     ------------

Fully diluted net income per share                                      $0.25            $0.12
                                                                 -------------     ------------
                                                                 -------------     ------------



   (4) Incremental shares of exercisable options are calculated based on the higher of the average price of the Company's stock or the ending price for the respective period. The calculation includes all options whose exercise price is below the higher of the average or ending stock price.


   (5) The subordinated debentures are convertible into 5,712,450 shares of the Company's Class A common stock. There were no conversions as of March 31, 1995. Upon any conversion, the Company would realize an after-tax income adjustment based on the effective interest expense on the bonds less the corresponding income tax deduction. The full amount of the shares and the income adjustment will be included in the calculation only when they cause dilution to net income per share.
